EXHIBIT (21)

SUBSIDIARIES OF THE REGISTRANT

Mueller Transportation, Inc., a Missouri Corporation, was incorporated on October 15, 1996, and is a wholly owned subsidiary that began operations effective January 1, 1997.  Its accounts have been included in the Consolidated Financial Statements filed herein.

Mueller Field Operations, Inc., a Missouri Corporation, was incorporated on January 28, 1998, and is a wholly owned subsidiary that began operations effective January 28, 1998.  Its accounts have been included in the Consolidated Financial Statements filed herein.

10-K & EXHIBITS - PAGE 171